EXHIBIT (2)(j)
CLOSED-END FUND
CUSTODY AGREEMENT
     THIS AGREEMENT is made and entered into as of this 19th day of July, 2007, by and between THE CUSHING MLP TOTAL RETURN FUND, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company;
     WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act; and
     WHEREAS, the Trust desires to retain the Custodian to act as custodian of the cash and securities of the Trust; and
     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below, unless the context otherwise requires:
1.1	“Authorized Person” means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust or in such resolutions of the Board if Trustees, certified by an Officer, as may be received by the Custodian from time to time.

1.2	“Board” shall mean the board of trustees from time to time serving under the Trust’s declaration of trust, as amended from time to time.

1.3	“Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.4	“Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day for which the Trust computes the net asset value of its Shares.

1.5	“Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository

1.6	“Eligible Securities Depository” shall mean a system for the central handling of securities as that term is defied in Rule 17f-4 and 17f-7 under the 1940 Act.

1.7	“Fund Custody Account” shall mean any of the accounts in the name of the Trust, which is provided for in Section 3.2 below.

1.8	Foreign Securities” means any of the Trust’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Trust’s] transactions in such investments

1.9	“IRS” shall mean the Internal Revenue Service.

1.10	“NASD” shall mean The National Association of Securities Dealers, Inc.

1.11	“Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.12	“Oral Instructions” shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business, and (iii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Trust. If Oral Instructions vary from the Written Instructions that purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

1.13	“Proper Instructions” shall mean Oral Instructions or Written Instructions.

1.14	“SEC” shall mean the Securities and Exchange Commission.

1.15	“Securities” shall have the same meaning assigned to such term in the 1940 Act, and include, without limitation, common and preferred stocks, bonds, any equity or debt interest in a master limited partnership, call options, put options, debentures, notes, bank certificates of deposit, bankers’ acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and service. For purposes of this Agreement, Securities shall also include interests in general partners of limited partnerships or in managing members of limited liability companies.

1.16	“Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities, and any successor or nominee of such clearing agency.

1.17	“Shares” shall mean those shares in a series or class of the capital stock of the Trust that represent interests in the Trust.

1.18	“Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian,” having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Trust based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Trust or as being held by a third party for the benefit of the Trust; (v) that the Trust’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Trust will receive periodic reports with respect to the safekeeping of the Trust’s assets, including, but not limited to, notification of any transfer to or from a the Trust’s account or a third party account containing assets held for the benefit of the Trust Such contract may contain, in lieu of any or all of the provisions specified in (i) – (vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Trust assets as the specified provisions.
1.19	“Written Instructions” shall mean (i) written communications actually received by the Custodian and signed by any two Authorized Persons, (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board, a copy of which, certified by an Officer, shall have been delivered to the Custodian.
ARTICLE II
APPOINTMENT OF CUSTODIAN
2.1	Appointment. The Trust hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Trust at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Trust hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities with respect to the Fund’s Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to the Fund. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.2	Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Trust:
(a)	A copy of the Trust’s declaration of trust, certified by the Secretary;

(b)	A copy of the Trust’s bylaws, certified by the Secretary;

(c)	A copy of the resolution of the Board appointing the Custodian, certified by the Secretary;

(d)	A copy of the current prospectus of the Trust (the “Prospectus”); and

(e)	A certification of the Chairman or the President and the Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons attached hereto as Exhibit A; and

(f)	An executed authorization required by the Shareholder Communication Act of 1985, attached hereto as Exhibit D.
2.3	Notice of Appointment of Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Trust.

ARTICLE III
CUSTODY OF CASH AND SECURITIES
3.1	Segregation. All Securities and non-cash property held by the Custodian for the account of the Trust (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the Trust, if applicable) and shall be identified as subject to this Agreement.

3.2	Custody Accounts. The Custodian shall open and maintain in its trust department a custody account in the name of the Trust, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Trust which are delivered to it.

3.3	Appointment of Agents.
(a)	In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian’s network to hold Securities and cash of the Trust and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Trust shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

(b)	If, after the initial appointment of Sub-Custodians by the Board in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Trust, it will so notify the Trust and make the necessary determinations as to determine any such new Sub-Custodian’s eligibility under Rule 17f-5 under the 1940 Act.

(c)	In performing the delegated responsibilities as foreign custody manager to place or maintain the Fund’s assets with a Sub-Custodian, the Custodian will determine that the Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Fund’s assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1)

(d)	Each Agreement between the Custodian and a Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

(e)	At the end of each calendar quarter, the Custodian shall provide written reports notifying the Trust’s investment advisor of the withdrawal or placement of the Securities and cash of the Trust with a particular Sub-Custodian and of any material changes in the Trust’s arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Trust from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(f)	With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Trust. The Custodian further warrants that the Trust’s assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian’s practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Trust assets; (iii) the Sub-Custodian’s general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; and (iv) whether the Trust will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian’s consent to service of process in the United States.

(g)	The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Trust’s assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian’s network; (ii) the performance of the contract governing the Trust’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub-Custodian network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Trust or its investment adviser of any material change in these risks.

(h)	The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to foreign Securities to which the Trust shall be entitled and shall credit such income, as collected, to the Trust. In the event that extraordinary measures are required to collect such income, the Trust and Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.
3.4	Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Trust’s Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Trust with respect to such Securities, cash or other assets owned by the Trust at any time during the period of this Agreement, and (ii) all cash received by the Trust for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.5	Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Trust in a Securities Depository or in a Book-Entry System, subject to the following provisions:
(a)	The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)	Securities of the Trust kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)	The records of the Custodian with respect to Securities of the Trust maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Trust.

(d)	If Securities purchased by the Trust are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust. If Securities sold by the Trust are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust.

(e)	The Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Trust are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)	Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Trust arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Trust has not been made whole for any such loss or damage.

(g)	With respect to its responsibilities under this Section 3.5 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Trust that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Trust, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.
3.6	Disbursement of Moneys from Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Custody Account but only in the following cases:
(a)	For the purchase of Securities for the Trust but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts, and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Trust or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian’s account at a Book-Entry System or Securities Depository with such Securities;
(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Trust;

(c)	For the payment of any dividends or capital gain distributions declared by the Trust;

(d)	In payment of the price of Shares repurchased in open market purchases or through tender offers as provided in Section 5.1 below;

(e)	For the payment of any expense or liability incurred by the Trust, including, but not limited to, the following payments for the account of the Trust: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Trust; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)	For transfer in accordance with the provisions of any agreement among the Trust, the Custodian, and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust;

(g)	For transfer in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust;

(h)	For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)	For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.7	Delivery of Securities from Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Trust Custody Account but only in the following cases:
(a)	Upon the sale of Securities for the account of the Trust but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

(c)	To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Trust; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)	To the issuer thereof or its agent (i) for transfer into the name of the Trust, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Trust;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of the Trust, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

(j)	For delivery as security in connection with any borrowings by the Trust requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

(l)	For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust;

(m)	For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust; or

(n)	For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.
3.8	Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Trust:
(a)	Subject to Section 9.4 below, collect on a timely basis all income and other payments to which the Trust is entitled either by law or pursuant to custom in the securities business;

(b)	Present for payment and, subject to Section 9.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)	Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f)	Hold for the Trust, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Trust; and
(g)	In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Trust.
3.9	Registration and Transfer of Securities. All Securities held for the Trust that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Trust may be registered in the name of the Trust, the Custodian, a Sub-Custodian, or any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Trust.

3.10	Records.
(a)	The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Trust, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement.. The Custodian shall keep such other books and records of the Trust as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b)	All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with the rules and regulations of the SEC, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

3.11	Trust Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from the Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Trust under this Agreement.

3.12	Other Reports by Custodian. As the Trust may reasonably request from time to time, the Custodian shall provide the Trust with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

3.13	Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Trust to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

3.14	Information on Corporate Actions. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by the Trust with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Trust desires to take action with respect to any item set out in Exhibit B, the deadlines set out in Exhibit B shall apply.

3.15	Pledge or Encumbrance of Securities or Cash. Except as expressly provided in this Agreement, the Custodian may not pledge, assign, hypothecate or otherwise encumber securities or cash of the Trust held in the Trust’s account without the Trust’s prior written consent.

3.16	Insurance. The Custodian need not maintain any special insurance for the benefit of the Trust, although the Custodian shall at all times maintain insurance coverage adequate for the nature of its operations, including directors and officers, errors and omissions and fidelity bond insurance coverage. The Custodian shall notify the Trust if there are any material adverse changes to its insurance policies or coverage. The Custodian shall notify the Trust of any material errors or omissions, interruptions in, or delay or unavailability of the Custodian’s abilities to safeguard and hold the securities and cash of the Trust in accordance with this Agreement as promptly as practicable, and proceed to correct the same as soon as is reasonably possible.
ARTICLE IV
PURCHASE AND SALE OF INVESTMENTS OF THE TRUST
4.1	Purchase of Securities. Promptly upon each purchase of Securities for the Trust, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Trust pay out of the moneys held for the account of the Trust the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Trust, if in the Custody Account there is insufficient cash available to the Trust for which such purchase was made.
4.2	Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Trust is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Trust for such payment.

4.3	Sale of Securities. Promptly upon each sale of Securities by the Trust, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Trust as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.4	Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Trust shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.5	Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Trust, and (iii) income from cash, Securities or other assets of the Trust. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Trust to use funds so credited to the Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.
4.6	Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Trust’s transactions in the Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.
ARTICLE V
REPURCHASE OF TRUST SHARES
5.1	Transfer of Funds. From such funds as may be available for the purpose in the relevant Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to repurchase Shares of the Trust in open market purchases or pursuant to a tender offer, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Trust may designate.

5.2	No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.1 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.
ARTICLE VI
SEGREGATED ACCOUNTS
     Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:
(a)	in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust;
(b)	for purposes of segregating cash or Securities in connection with securities options purchased or written by the Trust or in connection with financial futures contracts (or options thereon) purchased or sold by the Trust;

(c)	which constitute collateral for loans of Securities made by the Trust;

(d)	for purposes of compliance by the Trust with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(e)	for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.
     Each segregated account established under this Article VI shall be established and maintained for the Trust only. All Proper Instructions relating to a segregated account shall specify the Trust.
ARTICLE VII
COMPENSATION OF CUSTODIAN
7.1	Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit C hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
8.1	Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
(b)	This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and
(c)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.
8.2	Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(d)	The Custodian is a bank as defined in section (a)(7) of Rule 17f-5 and having the qualifications prescribed in Section 26(a)(1) of the 1940 Act.; and

(e)	The Custodian represents and warrants that it has and will continue to have in place a commercially reasonable business recovery program.
ARTICLE IX
CONCERNING THE CUSTODIAN
9.1	Standard of Care. The Custodian shall exercise reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.
9.2	Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Trust or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.3	No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.4	Limitation on Duty to Collect. The Custodian will use reasonable efforts to collect any funds which may to its knowledge become collectible arising from Securities, including dividends, interest and other income, and to transmit to the Trust notice actually received by it if any call or redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Securities upon which such income is payable are in default or payment is refused after due demand or presentation, and Custodian becomes aware, the Custodian will notify the Trust within a reasonable period of time. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Trust if such Securities are in default or payment is not made after due demand or presentation.

9.5	Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

9.6	Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Trust and/or compute the value of the assets of the Trust. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust’s independent accountants with respect to the Custodian’s activities hereunder in connection with (i) the preparation of the Trust’s reports on Form N-2 and Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Trust of any other requirements of the SEC.
ARTICLE X
INDEMNIFICATION
10.1	Indemnification by Trust. The Trust shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, a “Custodian Indemnified Party” and collectively, the “Custodian Indemnified Parties”) from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) that a Custodian Indemnified Party may sustain or incur or that may be asserted against a Custodian Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Trust, or (b) upon Proper Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers and employees.

10.2	Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Trust from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by a Custodian Indemnified Party as a result of the Custodian Indemnified Party’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

10.3	Security. If the Custodian advances cash or Securities to the Trust for any purpose, either at the Trust ‘s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys’ fees) (except such as may arise from its or its nominee’s bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Trust shall be security therefor, and should the Trust fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Trust and to dispose of other assets of such Trust to the extent necessary to obtain reimbursement or indemnification.
10.4	Miscellaneous.
(a)	Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

(b)	The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

(c)	In order that the indemnification provisions contained in this Article shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.
ARTICLE XI
FORCE MAJEURE
     Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Trust in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.
ARTICLE XII
PROPRIETARY AND CONFIDENTIAL INFORMATION
     The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.
     Further, the Custodian will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

ARTICLE XIII
EFFECTIVE PERIOD; TERMINATION
13.1	Effective Period. This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years.

13.2	Termination.
(a) Subsequent to the initial three-year term, this Agreement shall continue unless and until terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. In case of the merger of the Trust into the consolidation of the Trust with, or the sale by the Trust of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust and the distribution of its assets, upon the payment of the fees, disbursements and expenses for the Custodian through the end of the current term of this Agreement with respect to the Trust, the Custodian will deliver the Securities held by it under this Agreement and disburse cash pursuant to the applicable Proper Instructions. Upon completion of such delivery and disbursement and the payment of all such fees, disbursements and expenses of the Custodian, this Agreement will continue.
(b) In the event of the termination of this Agreement, the Custodian will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and delivery of all Securities duly endorsed and all records maintained under this Agreement to the successor custodian when appointed by the Trust. The obligation for the Custodian to deliver and transfer over the assets of the Trust held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid.
(c) At any time after the termination of this Agreement, the Trust may, upon written request, have reasonable access to the records of the Custodian relating to its performance of its duties as custodian.
13.3	Early Termination. In the absence of any material breach of this agreement, should the Trust elect to terminate this agreement prior to the end of the term, the Trust agrees to pay the following fees:
(a)	The rebate of any negotiated discounts;

(b)	All reasonable fees associated with converting services to successor service provider;

(c)	All reasonable fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

(d)	All reasonable out-of-pocket costs associated with a-c above.
13.4	Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Trust and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Trust at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which the Custodian has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

13.5	Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a “bank” as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Trust at such bank or trust company all Securities of the Trust held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Trust shall be returned to the Trust.
ARTICLE XIV
MISCELLANEOUS
14.1	Compliance with Laws. The Trust has and retains primary responsibility for all compliance matters including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA

Patriot Act of 2002 and the policies and limitations of the Trust relating to its portfolio investments as set forth in its Prospectus and statement of additional information. The Custodian’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.

14.2	Amendment. (a) This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Trust, and authorized or approved by the Board.
(b) Notwithstanding the preceding paragraph (a), upon the occurrence of any change in the information set forth in the most recent Exhibit A on file (including without limitation any person named in the most recent Exhibit A who is no longer an Officer or Authorized Person named in the most recent Exhibit A received by the Custodian will sign a new or amended Exhibit A setting forth the change and the new, additional or omitted names or signatures.
14.3	Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust accompanied by the authorization or approval of the Board.

14.4	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

14.5	No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

14.6	Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

14.7	Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

14.8	Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

U.S Bank, N.A. 1555 N. Rivercenter Dr., MK-WI-S302 Milwaukee, WI 53212

Attn: Tom Fuller Phone: 414-905-6118 Fax: 866-350-5066

and notice to the Trust shall be sent to:

The Cushing MLP Total Return Fund c/o Swank Energy Income Advisors, LP 3300 Oak Lawn Avenue, Suite 650 Dallas, TX 75219
14.9	Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

14.10	No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

14.11	References to Custodian. Neither party shall circulate any printed matter which contains any reference to the other party without the prior written approval of such other party, excepting printed matter contained in the prospectus or statement of additional information for the Trust and such other printed matter as merely identifies Custodian as custodian for the Trust. Each party shall submit printed matter requiring approval to the other party in draft form, allowing sufficient time for review by such other party and its counsel prior to any deadline for printing.

14.12	Trust Disclaimer. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of its Trustees, shareholders, nominees, officers, agents or employees personally, but shall bind only the property or assets of the Trust, as the case may be. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property or assets of the Trust as provided in the Trust’s organizational documents.
14.13	Entire Agreement. This Agreement, together with its Exhibits, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

THE CUSHING MLP TOTAL RETURN FUND		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jerry V. Swank	By:	/s/ Michael R. McVoy

Name: Jerry V. Swank		Name: Michael R. McVoy

Title: CEO and President		Title: Vice President

EXHIBIT A
AUTHORIZED PERSONS
     Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Custody Accounts.

Authorized Persons	Specimen Signatures

President:	/s/ Jerry V. Swank

Secretary:	/s/ Mark W. Fordyce

Treasurer:	/s/ Mark W. Fordyce

Vice President:	/s/ Brian D. Watson

Other:

A-1

EXHIBIT B
U.S. Bank Institutional Custody Services
Standards of Service Guide
     U.S. Bank, N.A. (“USBank”) is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for USBank to guarantee processing. Failure to meet these deadlines will result in settlement at our client’s risk. In all cases, USBank will make every effort to complete all processing on a timely basis.
     USBank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.
     For corporate reorganizations, USBank utilizes SEI’s Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.
     For bond calls and mandatory puts, USBank utilizes SEI’s Bond Source, Kenny Information Systems, Standard & Poor’s Corporation, XCITEK, and DTC Important Notices. USBank will not notify clients of optional put opportunities.
     Any securities delivered free to USBank or its agents must be received three (3) business days prior to any payment or settlement in order for the USBank standards of service to apply.
     Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.
The information contained in this Standards of Service Guide is subject to change. Should any changes be made USBank will provide you with an updated copy of its Standards of Service Guide.

USBank Security Settlement Standards

Transaction Type	Instructions Deadlines*	Delivery Instructions
DTC	1:30 P.M. on Settlement Date	DTC Participant #2803
Agent Bank ID 27895
Institutional #
For Account #

Federal Reserve Book Entry	12:30 P.M. on Settlement Date	Federal Reserve Bank of Cleveland for Firstar Bank, N.A. ABA# 042000013 CINTI/1050
For Account #

Federal Reserve Book Entry (Repurchase Agreement Collateral Only)	1:00 P.M. on Settlement Date	Federal Reserve Bank of Cleveland for Firstar Bank, N.A. ABA# 042000013 CINTI/1040 For Account #

PTC Securities (GNMA Book Entry)	12:00 P.M. on Settlement Date	PTC For Account BYORK Firstar Bank / 117612

Physical Securities	9:30 A.M. EST on Settlement Date (for Deliveries, by 4:00 P.M. on Settlement Date minus 1)	Bank of New York One Wall Street- 3rd Floor – Window A New York, NY 10286
For account of Firstar Bank / Cust #117612
Attn: Donald Hoover

CEDEL/EURO-CLEAR	11:00 A.M. on Settlement Date minus 2	Cedel a/c 55021
FFC: a/c 387000
Firstar Bank /Global Omnibus

Euroclear a/c 97816
FFC: a/c 387000
Firstar Bank/Global Omnibus

Cash Wire Transfer	3:00 P.M.	Firstar Bank, N.A. Cinti/Trust ABA# 042000013
Credit Account #112950027
Account of Firstar Trust Services
Further Credit to
Account #

* All times listed are Eastern Standard Time.

USBank Payment Standards

Security Type	Income	Principal
Equities	Payable Date

Municipal Bonds*	Payable Date	Payable Date

Corporate Bonds*	Payable Date	Payable Date

Federal Reserve Bank Book Entry*	Payable Date	Payable Date

PTC GNMA’s (P&I)	Payable Date + 1	Payable Date + 1

CMOs *
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

SBA Loan Certificates	When Received	When Received

Unit Investment Trust Certificates*	Payable Date	Payable Date

Certificates of Deposit*	Payable Date + 1	Payable Date + 1

Limited Partnerships	When Received	When Received

Foreign Securities	When Received	When Received

*Variable Rate Securities
Federal Reserve Bank Book Entry	Payable Date	Payable Date
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

NOTE:	If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

USBank Corporate Reorganization Standards

		Deadline for Client Instructions	Transaction
Type of Action	Notification to Client	to USBank	Posting
Rights, Warrants, and Optional Mergers	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Mandatory Puts with Option to Retain	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Class Actions	10 business days prior to expiration date	5 business days prior to expiration	Upon receipt

Voluntary Tenders, Exchanges, and Conversions	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Mandatory Puts, Defaults, Liquidations, Bankruptcies, Stock Splits, Mandatory Exchanges	At posting of funds or securities received	None	Upon receipt

Full and Partial Calls	Later of 10 business days prior to expiration or receipt of notice	None	Upon receipt

NOTE:	Fractional shares/par amounts resulting from any of the above will be sold.

EXHIBIT C to the Custody Agreement
CLOSED-END FUND
ADMINISTRATION, FUND ACCOUNTING, CUSTODY SERVICES
ANNUAL FEE SCHEDULE at June, 2007
Fund Administration Services Per Fund*
8 basis points on the first $100 million
5 basis points on the next $200 million
4 basis points on the balance above $300 million
Minimum annual fee: $45,000 per portfolio
Fund Accounting Services Per Fund*
$33,000 on the first $100 million
1 basis point on the balance
Advisor Information Source Web Portal
•	$150 /fund/month

•	$500 /fund/month for clients using an external administration service

•	Specialized projects will be analyzed and an estimate will be provided prior to work being performed.
NOTE — All schedules subject to change depending upon the use of derivatives — options, futures, short sales, etc.
Conversion, multiple classes, master/feeder and multiple manager funds, and extraordinary services quoted separately.
All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
•	$.15 Domestic and Canadian Equities

•	$.15 Options

•	$.50 Corp/Gov/Agency Bonds

•	$.80 CMO’s

•	$.50 International Equities and Bonds

•	$.80 Municipal Bonds

•	$.80 Money Market Instruments

•	$125 /fund/month — Mutual Fund Pricing

•	$2.00 /equity Security/Month Corporate Actions

•	$125 /month Manual Security Pricing (>10/day)

•	Factor Services (BondBuyer)
•	$1.50 /CMO/month

•	$.25 /Mortgage Backed/month

•	$300 /month Minimum Per Fund Group
•	Fair Value Services (FT Interactive)
•	$.60 on the first 100 securities per day

•	$.44 on the balance of securities per day
Custody Annual Fee Based Upon Market Value Per Fund*
.40 basis point on average daily market value
Minimum annual fee per fund — $4,800
Plus portfolio transaction fees
Custody Portfolio Transaction Fees
$ 4.00 per book entry DTC transaction
$ 4.00 per principal paydown
$ 6.00 per short sale
$ 7.00 per US Bank repurchase agreement transaction
$ 8.00 per option/future contract written, exercised or expired
$10.00 per book entry Federal Reserve transaction
$15.00 per mutual fund trade
$25.00 per physical transaction
$50.00 per Cedel/Euroclear transaction
$ 5.00 per disbursement (waived if U.S. Bancorp is Administrator)
$ 6.00 per Fed Wire
$15.00 per margin variation Fed wire
$150.00 per segregated account per year
•	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

•	No charge for the initial conversion free receipt.

•	Overdrafts — charged to the account at prime interest rate plus 2.
Plus Out-Of-Pocket Expenses — Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.
Chief Compliance Officer Support Services
Annual Fee Schedule*
$1,200 per service per year
Fees are billed monthly.

*	Subject to annual CPI increase, Milwaukee MSA.

C-1

GLOBAL SUB-CUSTODIAL SERVICES
ANNUAL FEE SCHEDULE

		Safekeeping	Transaction
Country	Instrument	(BPS)	Fee
Argentina	All	15.00	$40
Australia	All	2.00	$30
Austria	Equities/Bonds	3.50	$35
Austria	Depo Receipt	20.00	$35
Austria	non ATS ALL	25.00	$90
Bahrain	All	50.00	$140
Bangladesh	All	40.00	$150
Belgium	All	2.50	$45
Benin	All	40.00	$155
Bermuda	All	15.00	$60
Bolivia	All	60.00	$150
Botswana	All	25.00	$50
Brazil	All	15.00	$35
Bulgaria	All	40.00	$80
Burkina Faso	All	40.00	$155
Canada	All	1.25	$12
Cayman Islands	All	1.25	$10
Channel Islands	All	1.25	$20
Chile	All	20.00	$60
China-Shanghai	All	15.00	$65
China-Shenzhen	All	15.00	$65
Columbia	All	40.00	$100
Costa Rica	All	15.00	$60
Croatia	All	35.00	$65
Cyprus	All	15.00	$45
Czech Republic	All	20.00	$50
Denmark	All	3.00	$50
EASDAQ	All	5.50	$60
Ecuador	All	35.00	$65
Egypt	All	40.00	$100
Estonia	All	7.00	$25
Euromarkets	All	1.50	$10
Finland	All	5.00	$45
France	All	2.50	$45
Germany	All	1.00	$30
Ghana	All	25.00	$50
Greece	All	20.00	$105
Guinea Bissau	All	40.00	$155
Hong Kong	All	6.00	$60
Hungary	All	35.00	$135
Iceland	All	28.00	$80
India	All	65.00	$250
Indonesia	All	12.00	$100
Ireland	All	3.00	$30
Israel	All	15.00	$45
Italy	All	3.00	$50
Ivory Coast	All	40.00	$155
Jamaica	All	35.00	$50
Japan	All	1.50	$15
Jordan	All	40.00	$125
Kazakhstan	Equities	60.00	$150
Kazakhstan	Bonds	40.00	$160
Kenya	All	30.00	$50
Latvia	Equities/Bonds	30.00	$75
Latvia	Gov’t Bonds	15.00	$75
Lebanon	All	25.00	$90
Lithuania	All	20.00	$50
Luxembourg	All	4.00	$25
Malaysia	All	6.00	$80
Mali	All	40.00	$155
Malta	All	22.00	$75
Mauritius	All	30.00	$100
Mexico	All	3.00	$20
Morocco	All	35.00	$100
Namibia	All	30.00	$50
Netherlands	All	3.00	$25
New Zealand	All	3.00	$40
Niger	All	40.00	$155
Nigeria	All	30.00	$50
Norway	All	3.00	$45
Oman	All	50.00	$140
Pakistan	All	30.00	$100
Palestinian	All	45.00	$140
Peru	All	45.00	$105
Philippines	All	8.00	$75
Poland	All	25.00	$50
Portugal	All	15.00	$85
Qatar	All	45.00	$140
Romania	All	35.00	$100
Russia	Equities/Bonds	30.00	$200
Russia	MINFIN	15.00	$50
Senegal	All	40.00	$155
Singapore	All	3.00	$40
Slovak Republic	All	25.00	$110
Slovenia	All	25.00	$110
South Africa	All	3.00	$15
South Korea	All	10.00	$20
Spain	All	3.00	$50
Sri Lanka	All	15.00	$60
Swaziland	All	30.00	$50
Sweden	All	2.00	$45
Switzerland	All	2.00	$50
Taiwan	All	20.00	$125
Thailand	All	6.00	$45
Togo	All	40.00	$155
Trinidad & Tobago	All	30.00	$65
Tunisia	All	40.00	$45
Turkey	All	15.00	$15
UAE	All	40.00	$110
United Kingdom	All	1.50	$10
Ukraine	All	30.00	$45
Uruguay	All	50.00	$65
Venezuela	All	40.00	$125
Vietnam	All	35.00	$110
Zambia	All	30.00	$50
Zimbabwe	All	30.00	$50
Base Fee
A monthly base charge of $1,200.00 per account will apply.

*	Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.

**	All fees quoted are payable

EXHIBIT D
SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION
THE CUSHING MLP TOTAL RETURN FUND
The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.
Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.
Your “yes” or “no” to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.

___X___YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

___NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.
THE CUSHING MLP TOTAL RETURN FUND

By:	/s/ Jerry V. Swank
Title: CEO and President
Date: 7/19/07